UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2025

HPS Corporate Capital Solutions Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01715	93-6616284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 287-6767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2025, Colbert Cannon and Grishma Parekh notified the Board of Trustees (the “Board”) of the HPS Corporate Capital Solutions Fund (the “Company”) that they are resigning from the Board of the Company effective and contingent upon the closing of the transaction (the “Transaction”) pursuant to which BlackRock, Inc. and certain of its affiliates will acquire 100% of the business and assets of HPS Investment Partners, LLC (“HPS”) in order to comply with the Section 15(f) safe harbor provisions of the Investment Company Act of 1940, as amended. Following the closing of the Transaction, Mr. Cannon and Ms. Parekh are expected to continue to serve in their existing roles at HPS and HPS Advisors, LLC (the “Adviser”) and, with respect to Mr. Cannon, as a member of the Investment Committee of the Company. If the Transaction does not close, Mr. Cannon and Ms. Parekh will not resign from the Board, and they are expected to continue to serve as Trustees of the Company and in their existing roles at HPS and the Adviser.

Neither Mr. Cannon’s notice nor Ms. Parekh’s notice to resign from the Board of the Company were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS Corporate Capital Solutions Fund

Date: January 16, 2025	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer